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                                                                  Exhibit (h)(i)

                                                                 CC US LLP DRAFT
                                                                        04/20/04

                   TS&W/Claymore Tax-Advantaged Balanced Fund
                          (a Delaware statutory trust)

                     Auction Market Preferred Stock ("AMPS")
                         [   ] Shares [  ]%, Series [ ]
                         [   ] Shares [  ]%, Series [ ]
                         [   ] Shares [  ]%, Series [ ]
                         [   ] Shares [  ]%, Series [ ]
                         [   ] Shares [  ]%, Series [ ]
                   Liquidation Preference $[25,000] per share


                           FORM OF PURCHASE AGREEMENT

                                                                   [     ], 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated

c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     TS&W/Claymore Tax-Advantaged Balanced Fund, a Delaware statutory trust (the "Fund"), proposes, upon the terms and conditions set forth herein, to issue and
sell an aggregate of [   ] Shares of its Auction Market Preferred Stock, Series
[ ], [   ] Shares of its Auction Market Preferred Stock, Series [ ], [    ]
Shares of its Auction Market Preferred Stock, Series [ ], [   ] Shares of its
Auction Market Preferred Stock, Series [ ] and [    ] Shares of its Auction
Market Preferred Stock, Series [ ], each with a liquidation preference of $[25,000] per share (the "AMPS"). The AMPS will be authorized by, and subject to the terms and conditions of, the Statement of Preferences of Auction Market
Preferred Shares, dated as of [   ], 2004 (the "Statement of Preferences") and
the Agreement and Declaration of Trust, as amended through [   ], 2003 (the
"Charter"), in the form filed as an exhibit to the Registration Statement filed with respect to the common shares of the Fund (No. 333-112832 and No. 811-21515), as the same may be amended from time to time. The Fund and the Fund's investment adviser, Claymore Advisors, LLC, a Delaware limited liability company (the "Investment Adviser") and its Investment Sub-Adviser, Thompson, Siegel & Walmsley, Inc., a Virginia corporation (the "Investment Sub-Adviser" and together with the Investment Adviser, the "Advisers") each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, "Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10
hereof), for whom Merrill Lynch and [            ] are acting as representatives
(in such capacity, the "Representatives"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of AMPS set forth in said SCHEDULE A.

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     The Fund understands that the Underwriters propose to make a public offering of the AMPS as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Fund has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form N-2 (No. 333-[    ] and No.
811-21515) covering the registration of the AMPS under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration (the "1940 Act notification") of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Fund will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus publicly distributed before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, as the case may be, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first filed under paragraph (c) or (h) of Rule 497 and furnished to the Underwriters for use in connection with the offering of the AMPS, including the Statement of Additional Information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall
refer to the preliminary prospectus dated [    ], 2004 together with the Term
Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.   Representations and Warranties.

     (a) REPRESENTATIONS AND WARRANTIES BY THE FUND AND THE ADVISERS. The Fund and the Advisers jointly and severally represent and warrant to each Underwriter, and the Fund also represents to each of the Advisers, as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and agree with each Underwriter, as follows:

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          (i)     COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, on the respective date of the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply in all material respects with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

          Each preliminary prospectus and the prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

          The foregoing representations in this Section 1(a)(i) do not apply to statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters or their agents expressly for use in the Registration Statement, the 462(b) Registration Statement, Prospectus or preliminary prospectus (or any amendment or supplement to any of the foregoing), or with respect to representations of the Fund, the descriptions of each of the Advisers (referred to in Section (1)(b)(iii) of this Agreement) contained in the foregoing.

          (ii) INDEPENDENT ACCOUNTANTS. As of the date of the report of the independent accountants contained in the Registration Statement, the accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

          (iii) FINANCIAL STATEMENTS. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly the

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     financial position of the Fund in all material respects at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

          (iv) EXPENSE SUMMARY. The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

          (v) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital shares.

          (vi) GOOD STANDING OF THE FUND. The Fund has been duly organized and is validly existing as an unincorporated voluntary association in good standing under the laws of the state of Delaware and has power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)   NO SUBSIDIARIES. The Fund has no subsidiaries.

          (viii) INVESTMENT COMPANY STATUS. The Fund is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or each of Advisers, threatened by the Commission.

          (ix) OFFICERS AND TRUSTEES. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is (A) an "interested person" (as defined in the 1940 Act) of the Fund or (B) an "affiliated person" (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 1(a)(ix), the Fund and each of Advisers shall be entitled to rely on representations from such officers and trustees.

          (x) CAPITALIZATION. The authorized, issued and outstanding shares of beneficial interest of the Fund is as set forth in the Prospectus. All issued and outstanding common shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement), and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

          (xi) AUTHORIZATION AND DESCRIPTION OF AMPS. The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters

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     pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as described in the Registration Statement). In all material respects, the AMPS conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same, to the extent such rights are set forth; no holder of the AMPS will be subject to personal liability by reason of being such a holder (except as described in the Registration Statement); and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Fund.

          (xii) ABSENCE OF DEFAULTS AND CONFLICTS. The Fund is not in violation of its agreement and declaration of trust or by-laws, each as amended from time to time, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the
     Investment Advisory Agreement dated as of [    ], 2004 between the Fund and
     the Investment Adviser (the "Management Agreement"), the Sub-Advisory
     Agreement dated as of [    ], 2004 among the Fund, the Investment Adviser
     and the Investment Sub-Adviser (the "Sub-Advisory Agreement"), the
     Custodian Contract dated as of [    ], 2004 between the Fund and The Bank
     of New York (the "Custodian Agreement") and the Registrar, Transfer Agency
     and Service Agreement dated as of [    ], 2004 between the Fund and The
     Bank of New York (the "Transfer Agency Agreement"), Auction Agency
     Agreement dated as of [    ], 2004 between the Fund and The Bank of New
     York (the "Auction Agency Agreement") and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary action under the Delaware Statutory Trust Act (the "Delaware Act") and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation (except for such violations that will not result in a Material Adverse Effect) of the provisions of the agreement and declaration of trust or by-laws of the Fund, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, other than State securities or "blue sky" laws applicable in connection with the purchase and distribution of the Securities by the Underwriters pursuant to this Agreement. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

          (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein),

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     or which would (if determined in a manner adverse to the Fund) reasonably be expected to result in a Material Adverse Effect (including the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder). The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not (if determined in a manner adverse to the Fund) reasonably be expected to result in a Material Adverse Effect.

          (xiv) ACCURACY OF EXHIBITS. There are no material contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

          (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

          (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except as referred to in the Prospectus or the Registration Statement and such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or under the rules of the New York Stock Exchange (the "NYSE") or state securities laws.

          (xvii) POSSESSION OF LICENSES AND PERMITS. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where the absence of such possession would not result in a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii) ADVERTISEMENTS. Any advertising, sales literature or other promotional material (including "prospectus wrappers", "broker kits," "road show slides" and "road show scripts" authorized in writing by or prepared by the Fund or the Advisers and used in connection with the public offering of the AMPS (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All sales material complied and will comply in all material respects with the applicable

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     requirements of the 1933 Act, the 1940 Act and the Rules and Regulations
     and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD").

          (xix) SUBCHAPTER M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

          (xx) DISTRIBUTION OF OFFERING MATERIALS. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and
     (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, a preliminary prospectus, the Prospectus or the sales materials.

          (xxi) ACCOUNTING CONTROLS. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxii) ABSENCE OF UNDISCLOSED PAYMENTS. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (xxiii) MATERIAL AGREEMENTS. This Agreement, the Management Agreement, the Sub-Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies in all material respects with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

          (xxiv) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

          (xxv) RATINGS. The AMPS have been, or prior to the Closing Date will be, assigned a rating of "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Fitch Ratings ("Fitch").

          (xxvi) LEVERAGE. The Fund has no liability for borrowed money, including under any reverse repurchase agreements.

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     (b)  REPRESENTATIONS AND WARRANTIES BY THE ADVISERS. Each of the Advisers
represents and warrants solely with respect to itself (and not the other Adviser) to each Underwriter, and in the case of paragraph (iii) also represent to the Fund, as of the date hereof, as of the Closing Time referred to in
Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof as follows:

          (i) GOOD STANDING OF THE ADVISERS. Such Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the state of Delaware (in the case of the Investment Adviser) and as a corporation under the laws of the State of Virginia (in the case of the Investment Sub-Adviser), respectively, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and each is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except to the extent that failure to be so qualified and in good standing would not have a material adverse effect on the Adviser's ability to perform its obligations under the Management Agreement (in the case of the Investment Adviser) or the Sub-Advisory Agreement (in the case of the Investment Sub-Adviser).

          (ii) INVESTMENT ADVISER STATUS. Such Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement and/or the Sub-Advisory Agreement, as the case may be, for the Fund as contemplated by the Prospectus.

          (iii) DESCRIPTION OF THE ADVISERS. The description of such Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iv) CAPITALIZATION. Such Adviser (whether alone or together with its affiliates) has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Management Agreement and the Sub-Advisory Agreement to which it is a party.

          (v) AUTHORIZATION OF AGREEMENTS; ABSENCE OF DEFAULTS AND CONFLICTS. Each of this Agreement, the Management Agreement and the Sub-Advisory Agreement to which such Adviser is a party has each been duly authorized, executed and delivered by such Adviser, and (assuming due authorization, execution and delivery by the other parties thereto) such Agreements to which such Adviser is a party constitute valid and binding obligations of the Adviser, enforceable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, whether statutory or decisional, relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution thereunder may be limited by federal and state law; and neither the execution and delivery by such Adviser of any of this Agreement, the Management Agreement or the Sub-Advisory Agreement to which such Adviser is a party nor the performance by such Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which such Adviser is a party or by which it is bound, the organizational documents of the Adviser, or to the Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations, except where such breach or default would not have a material adverse effect on such Adviser's ability to perform the services contemplated by this Agreement, the Management Agreement or the Sub-Advisory Agreement; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement, the Management Agreement or the Sub-Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, NYSE or state securities laws.

          (vi) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which would reasonably be expected to have a material adverse effect on the ability of such Adviser to perform its obligations under any of this Agreement, the Management Agreement and the Sub-Advisory Agreement to which it is a party.

          (vii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of such Adviser, threatened against or affecting the Adviser or any parent or subsidiary of the Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of such Adviser, to materially and adversely affect the properties or assets of the Adviser or to materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Management Agreement or the Sub-Advisory Agreement to which it is a party, or which is required to be disclosed in the Registration Statement and the Prospectus (and has not been so disclosed).

          (viii) ABSENCE OF VIOLATION OR DEFAULT. Such Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of such Adviser to perform its obligations under either of the Management Agreement or the Sub-Advisory Agreement to which it is a party..

     (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Fund or each Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or such Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

     SECTION 2.   Sale and Delivery to Underwriters; Closing.

     (a) AMPS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in SCHEDULE B, the number of AMPS set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional number of AMPS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) COMMISSION. The Fund agrees to pay to the Underwriters a commission set forth in SCHEDULE B, as compensation to the Underwriters for their commitments under this Agreement.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166 or at such other place as shall be agreed upon by the Representatives and the Fund, at 10:00 A.M. (Eastern

time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the AMPS to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for AMPS that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the AMPS to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the AMPS shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the AMPS will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.   Covenants.

     (a) The Fund and the Advisers, jointly and severally, covenant with each Underwriter as follows:

          (i) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. For a period of one year from the date hereof, the Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Fund, threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to
     Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii) FILING OF AMENDMENTS. For a period of one year from the date hereof, the Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

          (iii) DELIVERY OF REGISTRATION STATEMENTS. The Fund has furnished or will deliver to the Representatives, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No copy of a post-effective amendment shall be required to be delivered after one year from the date hereof.

          (iv) DELIVERY OF PROSPECTUSES. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time when the Prospectus (as amended or supplemented) is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the information provided to the Fund in writing by the Underwriters expressly for use in the Prospectus, the Fund may deliver such supplement or amendment to the Underwriters and dealers at a reasonable charge not to exceed the actual cost thereof to the Fund.

          (vi) BLUE SKY QUALIFICATIONS. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the AMPS have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (vii) RULE 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (viii) USE OF PROCEEDS. The Fund will use the net proceeds received by it from the sale of the AMPS substantially in the manner specified in the Prospectus under "Use of Proceeds".

          (ix) RESTRICTION ON SALE OF AMPS. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of AMPS or any securities convertible into or exercisable or exchangeable for AMPS or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the AMPS, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of AMPS or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the AMPS to be sold hereunder.

          (x) REPORTING REQUIREMENTS. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

          (xi) SUBCHAPTER M. The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

          (xii) NO MANIPULATION OF MARKET FOR AMPS. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the AMPS in violation of federal or state securities laws, and (b) except for share repurchases permitted in accordance with applicable laws and purchases of securities in the open market pursuant to the Fund's dividend reinvestment plan, until the Closing Date, or the Date of Delivery, if any, (i) sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

          (xiii) RULE 462(b) REGISTRATION STATEMENT. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, or such later time as is acceptable to Merrill Lynch, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

          (xiv) ACCOUNTANT CONFIRMATION. The Fund will furnish to the Underwriters, on the date on which delivery is made to the Rating Agencies, an accountant confirmation corresponding to the Preferred Shares Basic Maintenance Report as defined in the Fund's Statement of Preferences for the first Valuation Date as defined in the Fund's Statement of Preferences.

     (b) On the date of the purchase and sale contemplated by this Agreement (the "Closing Date"), and assuming the receipt of the proceeds of the issuance of the AMPS on such date, the Fund will use all or a portion of such proceeds to repay any liability that the Fund has for borrowed money outstanding on the Closing Date (except for short-term liabilities in connection with settling sales or purchases of portfolio securities), including interest thereon, including for this purpose any liability of the Fund outstanding on such date under any reverse repurchase agreement.

     SECTION 4.   Payment of Expenses.

     (a) EXPENSES. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reasonable costs of the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS, (iii) the preparation, issuance and delivery of the certificates, if any, for the AMPS to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisers, (v) the qualification of the AMPS, if required, under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any requisite Blue Sky survey and any supplement thereto,
(vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any requisite Blue Sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the AMPS, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD, if required, of the terms of the sale of the AMPS, (x) the printing of any sales material.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund and the Investment Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5.   Conditions of Underwriters' Obligations.

     The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Advisers contained in Section 1 hereof or in certificates of any officer of the Fund or any Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Advisers of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 p.m., New York City time on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriters and counsel to the Fund, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certificate must have been filed in accordance with Rule 497(j)) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

     (b) OPINION OF COUNSEL FOR THE FUND AND ADVISERS. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Fund, of Nicholas Dalmaso, general counsel of the Investment Adviser, and of Hunton & Williams, counsel for the Investment Sub-Adviser, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in EXHIBIT A, EXHIBIT B-1 and EXHIBIT B-2 hereto or in such other forms and substance reasonably satisfactory to counsel to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

     (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in EXHIBIT C hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

     (d) OFFICERS' CERTIFICATES. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of each Adviser, dated as of Closing Time, to the effect that (i) with respect to and by the Fund and by the Investment Adviser, there has been no such material adverse change,
(ii) the representations and warranties in Sections 1(a) hereof, and, with respect to each Adviser on behalf of such Adviser, Section 1 (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Advisers, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time (iv) with respect to the certificate by an officer of each Adviser only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business, and (v) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

     (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) RATING. The Fund shall have delivered and you shall have received evidence satisfactory to you that the AMPS are rated 'Aaa' by Moody's and 'AAA' by Fitch as of the Closing Date, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the AMPS or any other securities issued by Moody's or by Fitch.

     (h) ASSET COVERAGE. As of the Closing Date and assuming the receipt of the net proceeds from the sale of the AMPS, the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Fund's Statement of Preferences) each will be met.

     (i) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Advisers in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the AMPS as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

     SECTION 6.   Indemnification.

     (a) INDEMNIFICATION OF UNDERWRITERS. The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund and the Advisers; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Advisers by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage and expense purchased the AMPS which are the subject thereof if the Prospectus (as amended or supplemented) corrected any such alleged untrue statement or omission and if such Prospectus (as amended or supplemented) was delivered to such Underwriter in a timely manner and if such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the written confirmation of the sale of such AMPS to such person.

     (b) INDEMNIFICATION OF THE FUND, ADVISERS, TRUSTEES, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Advisers, their respective trustees, directors and shareholders, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Advisers within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Advisers by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) INDEMNIFICATION FOR MARKETING MATERIALS. In addition to the foregoing indemnification, the Fund and the Advisers also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material (to the same extent as with respect to any preliminary prospectus or the Prospectus).

     (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to each indemnified party shall be selected by such indemnified party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) (through, if applicable, the provisions of Section 6(b)) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.   Contribution.

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Advisers on the one hand and the Underwriters on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Fund and the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the AMPS as set forth on such cover.

     The relative fault of the Fund and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Advisers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No person shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person's willful misfeasance or gross negligence in the performance of its duties hereunder.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee and shareholder of the Fund and each director of the Advisers, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or each of the Advisers, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Advisers, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of AMPS set forth opposite their respective names in SCHEDULE A hereto and not joint.

     SECTION 8.   Representations, Warranties and Agreements to Survive
                  Delivery.

     All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Fund or either of the Advisers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Advisers, and shall survive delivery of the AMPS to the Underwriters.

     SECTION 9.   Termination of Agreement.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or any Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the common shares of beneficial interest of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the Underwriters.

     If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the AMPS which it or they are obligated to purchase under this Agreement (the "Defaulted AMPS"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted AMPS in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted AMPS does not exceed 10% of the number of AMPS to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted AMPS exceeds 10% of the number of AMPS to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11.  Tax Disclosure.

     Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and each of the Advisers (and each employee, representative or other agent of the Fund and the Advisers) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

     SECTION 12.  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Fund or each of Advisers shall be directed, as appropriate, to the office of Claymore Advisors, LLC at 210 North Hale Street, Wheaton, Illinois 60187, Attention:
Nicholas Dalmaso or Thompson, Siegel & Walmsley, Inc. at 5000 Monument Ave, P.O. Box 6883, Richmond, Virginia 23230, Attention: Horace P. Whitworth, respectively.

     SECTION 13.  Parties.

     This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, each of the Advisers and its respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Advisers and their respective successors and the controlling persons and officers, trustees, shareholders and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Advisers and their respective partners and successors, and said controlling persons and officers, trustees, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of AMPS from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.  GOVERNING LAW AND TIME.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15.  Effect of Headings.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and each of the Advisers in accordance with its terms.


                                Very truly yours,


                                TS&W/CLAYMORE TAX-ADVANTAGED BALANCED FUND


                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                CLAYMORE ADVISORS, LLC


                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                THOMPSON, SIEGEL & WALMSLEY, INC.


                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED
[                  ]


By: Merrill Lynch, Pierce, Fenner & Smith Incorporated


By:
   ---------------------------------
   Authorized Signatory

For themselves and as
Representatives of the
other Underwriters named
in SCHEDULE A hereto.

                                   SCHEDULE A

                                                                NUMBER OF
                                                                  AMPS
                                                                ---------
             UNDERWRITER                   SERIES [ ]   SERIES [ ]   SERIES [ ]   SERIES [ ]   SERIES [ ]
             -----------                   ----------   ----------   ----------   ----------   ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
[                  ]
             Total

                                   SCHEDULE B

                   TS&W/Claymore Tax-Advantaged Balanced Fund
                         Auction Market Preferred Shares
                          [   ] Shares AMPS, Series [ ]
                          [   ] Shares AMPS, Series [ ]
                          [   ] Shares AMPS, Series [ ]
                          [   ] Shares AMPS, Series [ ]
                          [   ] Shares AMPS, Series [ ]
                   Liquidation Preference $[25,000] per Share


     1. The initial public offering price per share for the AMPS, determined as provided in said Section 2, shall be $[25,000].

     2. The purchase price per share for the AMPS to be paid by the several Underwriters shall be $24,750, such discount from the initial public offering price representing the commission to be paid to the Underwriters for their commitment hereunder of $250.

     3. The initial dividend rate of the AMPS shall be [ ]% per annum for Series [ ], [ ]% per annum for Series [ ], [ ]% per annum for Series [ ], [ ]% per annum for Series [ ] and [ ]% per annum for Series [ ].

                                                                     Exhibit A-1

                            FORM OF OPINION OF FUND'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

(A)       With respect to the Fund:

          We have acted as special counsel to TS&W/Claymore Tax-Advantaged Balanced Fund, a statutory trust (the "Trust") created under the Delaware Statutory Trust Act (the "Delaware Statutory Trust Act"), in connection with the issuance and sale by the Trust of of up to [ ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000] per share; [ ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000] per share; [ ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000] per share; [ ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000] per share; and up to [ ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000] per share (collectively, the "AMPS").

          This opinion is being furnished pursuant to Section 5(b) of the Purchase Agreement, dated [ __], 2004 (the "Purchase Agreement"), among you, as Representative of the several Underwriters named therein (the "Underwriters"), the Trust, Claymore Advisors, LLC (the "Adviser") and Thompson, Siegel & Walmsley, Inc. (the "Investment Sub-Adviser"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

          (a) the notification of registration of the Trust on Form N-8A, dated October 23, 2003 (the "1940 Act Notification"), as filed with the Securities and Exchange Commission (the "Commission") on October 23, 2003 under the Investment Company Act of 1940, as amended (the "1940 Act");

          (b) the registration statement of the Trust on Form N-2 (File Nos. 333-_______ and 811-21515), as filed with the Commission on February 2, 2004 under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, [Pre-Effective Amendment No. 1, filed with the Commission on ________, 2004, Pre-Effective Amendment No. 2, filed with the Commission on _________, 2004 and Pre-Effective Amendment No. 3, filed with the Commission on ________, 2004] (as so amended and in the form declared effective by the Commission, including the information deemed to be a part thereof pursuant to Rule 430A of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"), the "Registration Statement");

          (c) the registration statement of the Trust on Form 8-A (File No. 001-31967), dated [ ], 2004, as filed with the Commission on [ ], 2004, relating to the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (d) the final Prospectus and Statement of Additional Information of the Trust, each dated ________, 2004 and as filed with the Commission on ________, 2004 pursuant to Rule 497(h) of the 1933 Act Rules and Regulations (collectively, the "Prospectus");

          (e) the certificate of Nicholas Dalmaso, Trustee and Chief Legal and Executive

Officer of the Trust and Senior Managing Director and General Counsel of the Adviser, dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Officer's Certificate");

          (f) certified copies of the Certificate of Trust of the Trust, as filed with the Secretary of the State of Delaware on October 20, 2003, and the Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (collectively, the "Declaration"), and the By-Laws of the Trust, as in effect on the date hereof (the "By-Laws");

          (g) the documentation related to the closing of the initial public offering of the Trust, which closed on January 30, 2004, and documentation related to the closings with respect to the exercises of the over-allotment option granted to the underwriters in connection with the initial public offering of the Trust, closings of which occurred on February __, 2004
and [      ], 2004 (collectively, the "Closing Papers")

          (h) a certified copy of (i) certain resolutions adopted on October 20, 2003 and December 7, 2003 by the Sole Trustee of the Trust; (ii) certain resolutions adopted on December 9, 2003, December 15, 2003 and January 23, 2004 by the Board of Trustees of the Trust;

          (i) a certified copy of certain resolutions adopted on January 16, 2004 by the sole beneficial owner of the Trust;

          (j) a draft of the minutes of the meeting of the Board of Trustees of the Trust held on February 6, 2004, dated February 6, 2004 (the "Minutes")

          (k) a certificate, dated ________, 2004, and a bring-down certificate, dated ________, 2004, from the Secretary of State of the State of Delaware as to the Trust's creation, good standing and legal existence in the State of Delaware (collectively, the "Delaware Good Standing Certificate");

          (l)         the Investment Advisory Agreement between the Trust and
the Adviser, dated as of [      ], 2004 (the "Investment Advisory Agreement");

          (m)         the Investment Sub-Advisory Agreement among the Trust, the
Adviser and the Investment Sub-Adviser, dated as of [      ], 2004 (the
"Investment Sub-Advisory Agreement");

          (n)         the Purchase Agreement;

          (o)         the Custodian Contract between the Trust and The Bank of
New York, dated as of [      ], 2004 (the "Custodian Contract");

          (p)         the Transfer Agency and Service Agreement between the
Trust and The Bank of New York, dated as of [      ], 2004 (the "Transfer Agency
Agreement");

          (q)         the Administration Agreement between the Trust and The
Bank of New York, dated as of [      ], 2004 (the "Administration Agreement");

          (r)         the Fund Accounting Agreement between the Trust and The
Bank of New York, dated as of [      ], 2004 (the "Fund Accounting Agreement");

          (s) the Subscription Agreement between the Trust and the Adviser, dated January 15, 2004 (the "Subscription Agreement");

          (t) the Auction Agency Agreement between the Trust and the Auction Agent, dated as of ________, 2003 (the "Auction Agency Agreement");

          (u) the Broker-Dealer Agreement between the Auction Agent and each of the Broker-Dealers, dated as of ________, 2004 (the "Broker-Dealer Agreement");

          (v)         specimen certificates representing the AMPS; and

          (w)         a specimen certificate representing the Common Shares.

          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust, the Adviser, the Investment Sub-Adviser and others and of public officials, including the facts set forth in the Officer's Certificate described above.

          The Investment Advisory Agreement, Investment Sub-Advisory Agreement, Custodian Contract, Administration Agreement, Fund Accounting Agreement, Subscription Agreement, Transfer Agency Agreement, Auction Agency Agreement and Broker-Dealer Agreement are hereinafter referred to collectively as the "Transaction Documents." "Applicable Contracts" means those agreements or instruments identified to us in the Officer's Certificate as all the agreements and instruments which are material to the business or financial condition of the Trust. "Applicable Laws" means the Delaware Statutory Trust Act and those laws, rules and regulations of the State of Delaware and of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the NASD), without our having made any special investigation as to the applicability of any specific law, rule or regulation. "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over the Trust under Applicable Laws. "Governmental Approval" means any consent, approval, license, authorization, validation, filing, qualification or registration with any Governmental Authority required to be made or obtained by the Trust pursuant to any Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any party (other than the Trust) to the transactions contemplated by the Purchase Agreement and the Transaction Documents or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties. "Applicable Orders" means those judgments, orders or decrees of Governmental Authorities identified to us in the Officer's Certificate.

          The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

          (a) the opinion set forth in paragraph 1 below with respect to the status of the Trust as a statutory trust under the laws of the State of Delaware is based solely upon our review of the Delaware Good Standing Certificate;

          (b) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Purchase Agreement or any of the Transaction Documents (other than the Trust) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any such party;

          (c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

          (d) we do not express any opinion as to the applicability or affect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transactions contemplated thereby;

          (e) we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

          (f) we express no opinion as to any provision with respect to the enforceability of the choice of law of the parties;

          (g) we express no opinion on the enforceability of any provision in the Purchase Agreement or in a Transaction Document purporting to prohibit, restrict or condition assignability to the extent such restriction on assignability is governed by sections 9-406 through 9-409 of the Uniform Commercial Code; and

          (h) in rendering the opinion set forth in paragraph 13 below, we have relied solely on the Officer's Certificate; we have made no other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency.

          In rendering the opinions set forth below, we have also assumed, with your consent, that:

          (a) the execution, delivery and performance by the Trust of any of its obligations under the Transaction Documents does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Trust or its property is subject (other than Applicable Contracts as to which we express our opinion in paragraph 4 herein), (ii) any rule, law or regulation to which the Trust is subject (other than Applicable Laws, the 1940 Act and the rules and regulations of the Commission under the 1940 Act (the "1940 Act Rules and Regulations") as to which we express our opinion in paragraph 5 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein); and

          (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Trust of the Purchase Agreement or any Transaction Document to which it is a party or the transactions contemplated thereby.

          We do not express any opinion as to the laws of any jurisdiction other than the Applicable Laws and the federal securities laws of the United States of America to the extent specifically referred to herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Trust is in good standing and has a legal existence as a statutory trust under the Delaware Statutory Trust Act.

     2. The Trust has the necessary power and authority under the Delaware Statutory Trust Act as a statutory trust to execute, deliver and perform all of its obligations under the Purchase Agreement and the Transaction Documents. The execution and delivery by the Trust of the Purchase Agreement and the Transaction Documents and the consummation by the Trust of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Trust under the Delaware Statutory Trust Act. Each of the Purchase Agreement and the Transaction Documents has been duly executed and delivered by the Trust under the Applicable Laws of the State of Delaware.

     3. Each of the Transaction Documents (other than the Investment Advisory Agreement and the Investment Sub-Advisory Agreement) constitutes the valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms under the Applicable Laws of the State of New York. Each of the Investment Advisory Agreement and the Investment Sub-Advisory Agreement constitutes the valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms under the Applicable Laws of the State of Delaware.

     4. The execution and delivery by the Trust of the Purchase Agreement and each of the Transaction Documents and the performance by the Trust of its obligations under the Purchase Agreement and each of the Transaction Documents, each in accordance with its terms, do not (i) conflict with the Declaration or By-Laws of the Trust, (ii) constitute a violation of, or a default under, any Applicable Contract or (iii) cause the creation of any security interest or lien upon any of the property of the Trust pursuant to any Applicable Contract. We do not express any opinion, however, as to whether the execution, delivery or performance by the Trust of the Purchase Agreement or the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Trust.

     5. Neither the execution, delivery or performance by the Trust of its obligations under the Purchase Agreement or the Transaction Documents nor the compliance by the Trust with the terms and provisions thereof will contravene any provision of Applicable Law or the 1940 Act or the 1940 Act Rules and Regulations in any material respect.

     6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution, delivery or performance of the Purchase Agreement or any of the Transaction Documents.

     7. Neither the execution, delivery or performance by the Trust of its obligations under the Purchase Agreement or the Transaction Documents nor compliance by the Trust with the terms and provisions thereof will contravene any Applicable Order.

     8. The Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as a diversified, closed-end management investment company; and the Declaration and By-Laws comply in all material respects with the 1940 Act and the 1940 Act Rules and Regulations.

     9. The Trust has an authorized capitalization as set forth in the Prospectus (without giving effect to the issuance and sale of the AMPS to you pursuant to the Purchase Agreement); all of the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration) representing undivided beneficial ownership interests in the assets of the Trust. Our opinion in this paragraph 9 is based solely on our review of the Closing Papers and the representations of the Trust set forth in the Officer's Certificate, and we have assumed that the Common Shares have been properly recorded on the books and records of the Trust. In rendering the opinion set forth in this paragraph 9, we have further assumed that if a holder of Common Shares requests a certificate representing such holder's Common Shares, that such certificate will conform to the specimen examined by us and will have been signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.

     10. The AMPS have been duly authorized by all necessary action of the Trust under the Delaware Statutory Trust Act and, when issued to and paid for by the Underwriters pursuant to the Purchase Agreement, will be validly issued, fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration) representing undivided beneficial ownership interests in the assets of the Trust. In rendering the opinion set forth in this paragraph 10, we have assumed that if a holder of AMPS requests a certificate representing such holder's AMPS that such certificate will conform to the specimen examined by us and will have been signed by an authorized officer of the transfer agent and registrar for the AMPS and registered by such transfer agent and registrar.

     11. No holders of outstanding Common Shares are entitled as such to any preemptive or other rights to subscribe for any AMPS under any Applicable Contract, under the Declaration or By-Laws or under the Delaware Statutory Trust Act.

     12. The statements set forth under the heading "Description of the AMPS", "The Auction" and "Description of Common Shares" in the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act, the Common Shares or the Declaration, fairly summarize such provisions in all material respects.

     13. To our knowledge, no legal or governmental proceedings are pending to which the Trust is a party that are required to be described in the Registration Statement or the Prospectus and are not so described therein, and, to our knowledge, no contract or other document of the Trust is required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

     14. The Registration Statement, the Prospectus and the 1940 Act Notification (in each case, other than the financial statements and other financial information contained therein or incorporated therein by reference and other than any exhibits, schedules or appendices included or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act and the 1940 Act Rules and Regulations. Except to the extent set forth in paragraph 11 above and in our tax opinion dated even herewith, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

          We have been orally advised by the staff of the Commission that the Registration Statement was declared effective on March 17, 2004, and that no stop order suspending the effectiveness of the Registration Statement or the 1940 Act Notification's has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          The filing of the Prospectus pursuant to Rule 497(h) under the 1933 Act Rules and Regulations has been made in the manner and within the time period required by Rule 497(h) of the 1933 Act Rules and Regulations.

          This letter is furnished only to you and is solely for your benefit in connection with the closing under the Purchase Agreement occurring today. Except as noted in the next sentence, without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Shares or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction). Clifford Chance US LLP may rely upon paragraphs 1, 2, 9, 11 and 12 of this letter to the extent that such paragraphs cover matters governed by the Delaware Statutory Trust Act as though this letter had been addressed to them, but only in connection with any opinion delivered to the Underwriters on the date hereof required pursuant to Section 5 of the Purchase Agreement.

          We advise you that the Firm has rendered legal advice to the Adviser and other investment funds advised by the Adviser in connection with various matters.

                                                                     Exhibit A-2

                            FORM OF LETTER OF FUND'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

(A)       With respect to the Fund:

          We have acted as special counsel to TS&W/Claymore Tax-Advantaged Balanced Fund, a statutory trust (the "Trust") created under the Delaware Statutory Trust Act (the "Delaware Statutory Trust Act"), in connection with the
issuance and sale by the Trust of of up to [     ] Shares of the Trust's Series
[ ] Auction Market Preferred Shares of Beneficial Interest, liquidation
preference $[25,000] per share; [     ] Shares of the Trust's Series [ ] Auction
Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000]
per share; [      ] Shares of the Trust's Series [ ] Auction Market Preferred
Shares of Beneficial Interest, liquidation preference $[25,000] per share;
[      ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of
Beneficial Interest, liquidation preference $[25,000] per share; and up to
[     ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of
Beneficial Interest, liquidation preference $[25,000] per share (collectively, the "AMPS").

          This letter is being furnished pursuant to Section 5(b) of the Purchase Agreement, dated ________, 2004 (the "Purchase Agreement"), among you, as Representative of the several Underwriters named therein (the "Underwriters"), the Trust, Claymore Advisors, LLC (the "Adviser") and Thompson, Siegel & Walmsley, Inc. (the "Investment Sub-Adviser"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

          In the above capacity, we have examined and relied on originals or copies of the registration statement of the Trust on Form N-2 (File Nos. 333-_______ and 811-21515), as filed with the Commission on February 2, 2004 under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, [Pre-Effective Amendment No. 1, filed with the Commission on ________, 2004, Pre-Effective Amendment No. 2, filed with the Commission on _________, 2004 and Pre-Effective Amendment No. 3, filed with the Commission on ________, 2004] (as so amended and in the form declared effective by the Commission, including the information deemed to be a part thereof pursuant to Rule 430A of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"), the "Registration Statement"); and the final Prospectus and Statement of Additional Information of the Trust, each dated ________, 2004 and as filed with the Commission on ________, 2004 pursuant to Rule 497(h) of the 1933 Act Rules and Regulations (collectively, the "Prospectus").

          In addition, we have participated in conferences with officers and other representatives of the Trust, the Adviser, the Investment Sub-Adviser, counsel for the Adviser, the Investment Sub-Adviser, representatives of the independent public accountants of the Trust and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Except to the extent set forth in paragraph 12 of our opinion to you dated the date hereof and in the seventh paragraph of our tax opinion to you dated the date hereof, we do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and we have made no independent check or verification thereof.

          Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial data and financial projections included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement).

          This letter is furnished only to you and is solely for your benefit in connection with the closing under the Purchase Agreement occurring today. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Common Shares or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

          We advise you that the Firm has rendered legal advice to the Adviser and other investment funds advised by the Adviser in connection with various matters.

                                                                     Exhibit A-3

                          FORM OF TAX OPINION OF FUND'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

(A)       With respect to the Fund:

          We have acted as special counsel to TS&W/Claymore Tax-Advantaged Balanced Fund, a statutory trust (the "Trust") created under the Delaware Statutory Trust Act (the "Delaware Statutory Trust Act"), in connection with the
issuance and sale by the Trust of of up to [      ] Shares of the Trust's Series
[ ] Auction Market Preferred Shares of Beneficial Interest, liquidation
preference $[25,000] per share; [     ] Shares of the Trust's Series [ ] Auction
Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000]
per share; [      ] Shares of the Trust's Series [ ] Auction Market Preferred
Shares of Beneficial Interest, liquidation preference $[25,000] per share;
[      ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of
Beneficial Interest, liquidation preference $[25,000] per share; and up to
[      ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of
Beneficial Interest, liquidation preference $[25,000] per share (collectively, the "AMPS").

          This opinion is being furnished pursuant to Section 5(b) of the Purchase Agreement, dated ________, 2004 (the "Purchase Agreement"), among you, as Representative of the several Underwriters named therein (the "Underwriters"), the Trust, Claymore Advisors, LLC (the "Adviser") and Thompson, Siegel & Walmsley, Inc. (the "Investment Sub-Adviser"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

          In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the final Prospectus and Statement of Additional Information of the Trust, each dated ________, 2004 and as filed with the Commission on ________, 2004 pursuant to Rule 497(h) of the 1933 Act Rules and Regulations (the "Prospectus and Statement of Additional Information") and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

          For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

          In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Trust, the Adviser, the Investment Sub-Adviser and others and have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

          Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "Service"), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly on a retroactive basis). A change in the authorities upon which our opinion is based could affect our conclusions. An opinion of counsel is not binding on the Service or any court. No assurance can be given that the Service would not assert, or that a court would not sustain, any position contrary to this opinion.

          Based upon and subject to the foregoing, although the discussion in the Prospectus and Statement of Additional Information under the headings "Taxation" does not purport to discuss all possible United States federal income tax consequences relating to the taxation of the Trust and the purchase, ownership and disposition of the common shares of the Trust, such discussion constitutes, in all material respects, a fair summary of the law and is based on our understanding of the proposed operations of the Trust as disclosed in the Prospectus and Statement of Additional Information.

          Except as set forth above, we express no other opinion. This opinion is furnished only to you and is solely for your benefit in connection with the closing under the Purchase Agreement occurring today. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires common shares or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction). This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in respect of the matters stated or assumed herein or any subsequent changes in applicable law.

          We advise you that the Firm has rendered legal advice to the Adviser and other investment funds advised by the Adviser in connection with various matters.

                                                                     Exhibit B-1

                     FORM OF OPINION OF INVESTMENT ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

(A)       With respect to the Investment Adviser:

          I am General Counsel of Claymore Advisors, LLC ("Claymore" or the "Adviser") and am rendering my opinion in such capacity. I have represented the Adviser in connection with the formation of TS&W/Claymore Tax-Advantaged Balanced Fund (the "Trust"), a statutory trust formed under the Delaware Statutory Trust Act (Chapter 38, Title 12, of the Delaware Code, 12 Del. C.
Section 3801 et seq.), in connection with the issuance and sale by the Trust of
of up to [      ] Shares of the Trust's Series [ ] Auction Market Preferred
Shares of Beneficial Interest, liquidation preference $[25,000] per share;
[      ] Shares of the Trust's Series [ ] Auction Market Preferred Shares of
Beneficial Interest, liquidation preference $[25,000] per share; [      ] Shares
of the Trust's Series [ ] Auction Market Preferred Shares of Beneficial
Interest, liquidation preference $[25,000] per share; [      ] Shares of the
Trust's Series [ ] Auction Market Preferred Shares of Beneficial Interest,
liquidation preference $[25,000] per share; and up to [      ] Shares of the
Trust's Series [ ] Auction Market Preferred Shares of Beneficial Interest, liquidation preference $[25,000] per share (collectively, the "AMPS").

          This opinion is being furnished pursuant to Section 5(b) of the Purchase Agreement, dated ________, 2004 (the "Purchase Agreement"), among you, as Representative of the several Underwriters named therein (the "Underwriters"), the Trust, the Adviser and Thompson, Siegel & Walmsley, Inc. (the "Investment Sub-Adviser"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

          In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Adviser, its officers and other representatives and of public officials, including the facts set forth in the Certificate of the Adviser described below.

          In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

          (a) the notification of registration of the Trust on Form N-8A, dated October 23, 2003 (the "1940 Act Notification"), as filed with the Securities and Exchange Commission (the "Commission") on October 23, 2003 under the Investment Company Act of 1940, as amended (the "1940 Act");

          (b) the registration statement of the Trust on Form N-2 (File Nos. 333-_______ and 811-21515), as filed with the Commission on February 2, 2004 under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, [Pre-Effective Amendment No. 1, filed with the Commission on ________, 2004, Pre-Effective Amendment No. 2, filed with the Commission on _________, 2004 and Pre-Effective Amendment No. 3, filed with the Commission on ________, 2004] (as so amended and in the form declared effective by the Commission, including the information deemed to be a part thereof pursuant to Rule 430A of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"), the "Registration Statement");

          (c)  the registration statement of the Trust on Form 8-A (File No.
001-31967), dated [     ], 2004, as filed with the Commission on [      ],
2004, relating to the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (d) the final Prospectus and Statement of Additional Information of the Trust, each dated ________, 2004 and as filed with the Commission on ________, 2004 pursuant to Rule 497(h) of the 1933 Act Rules and Regulations (collectively, the "Prospectus");

          (e) a certificate, dated March [], 2004, and a bring-down certificate, dated March [], 2004, from the Secretary of the State of Delaware as to the Trust's creation, good standing and legal existence in the State of Delaware;

          (f) a certificate, dated March [], 2004, and a bring-down certificate, dated March [], 2004, from the Secretary of the State of Delaware as to the existence and good standing of the Adviser;

          (g) a certificate, dated March [], 2004, from the Secretary of the State of New Jersey as to the existence and good standing of the Adviser, or a letter, or other evidence, dated March [], 2004, from CT Corporation stating that the Adviser is in good standing in the state of New Jersey;

          (h) a certificate, dated February March [], from the Secretary of the State of Illinois as to the existence and good standing of the Adviser, or a letter, or other evidence, dated March [], from CT Corporation stating that the Adviser is in good standing in the state of Illinois;

          (i)  the Investment Advisory Agreement between the Trust and the
Adviser, dated [      ], 2004 (the "Investment Advisory Agreement");

          (j)  the Investment Sub-Advisory Agreement among the Trust, the
Adviser and the Investment Sub-Adviser, dated as of [      ], 2004 (the
"Investment Sub-Advisory Agreement"); and

          (k)  the Purchase Agreement; and

          (l) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

          Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

          I express no opinion as to the laws of any jurisdiction other than the
(i) the applicable laws of the State of New York, (ii) the Delaware General Corporation Law and (iii) the laws of the United States of America to the extent specifically referred to herein. I express no opinion with respect to the securities or "blue sky" laws of any state or with respect to the rules and regulations of NASD.

          Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. Based on certificates of the Secretary of State of the State of Delaware, the Adviser is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with all necessary limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either of them). Based on a certificates of the Secretaries of the States of New Jersey and Illinois, the Adviser is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register and qualify does not have a material adverse effect on the ability of the Adviser to perform its obligations under the Purchase Agreement, the Investment Advisory Agreement and the Investment Sub-Advisory Agreement to which it is a party (the Purchase Agreement, the Investment Advisory Agreement and the Investment Sub-Advisory Agreement collectively referred to herein as the "Transaction Documents");

          2. The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act, the rules and regulations of the Commission under the Advisers Act, the 1940 Act or the rules and regulations of the Commission under the 1940 Act from acting under the Investment Advisory Agreement as contemplated by the Prospectus (or any amendment or supplement thereto); and, to the best of my knowledge after reasonable inquiry, there does not exist any proceeding which should reasonably be expected to adversely affect the registration of the Adviser with the Commission;

          3. The Adviser has corporate power and authority to enter into the Transaction Documents to which it is a party, and the Transaction Documents to which the Adviser is a party have been duly authorized, executed and delivered by the Adviser and the Investment Advisory Agreement is a valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms except as rights to indemnity and contribution in the Transaction Documents may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law;

          4. Neither the execution, delivery or performance of the Transaction Documents by the Adviser, nor the consummation by the Adviser of the transactions contemplated thereby (A) conflicts or will conflict with, or constitutes or will constitute a breach of or default under, the certificate of incorporation or bylaws, or other organizational documents, of the Adviser or
(B) conflicts or will conflict with, or constitutes or will constitute a material breach of or material default under any material agreement, indenture, lease or other instrument to which the Adviser is a party, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or material assets of the Adviser, nor will any such action result in any material violation of any law of the State of New York, the Delaware Limited Liability Company Act, the 1940 Act, the Advisers Act or any regulation or judgment, injunction, order or decree applicable to the Adviser or any of its properties;

          5. No consent, approval, authorization or other order of, or registration or filing with, the Commission, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency, or official of the State of New York is required on the part of the Adviser for the execution, delivery and performance of the Transaction Documents, or the consummation by the Adviser of the transactions contemplated hereby and thereby;

          6. To the best of my knowledge after reasonable inquiry, there is not pending or, to the best of my knowledge, after due inquiry, threatened any action, suit, proceeding, inquiry or investigation, to which the Adviser is a party, or to which the property of the Adviser is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Adviser, materially and adversely affect the properties or assets of the Adviser or materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement or the Prospectus (or any amendment or supplemental to either of them) but are not described as required; and

          7. To the best of my knowledge, after due inquiry, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all respects.

          In addition, I have participated in conferences with officers and other representatives of, and counsel for, the Trust, representatives of the independent public accountants of the Trust, counsel for the Underwriters and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to my attention that have led me to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact concerning the Adviser or omitted to state any material fact concerning the Adviser required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact concerning the Adviser or omitted or omits to state a material fact concerning the Adviser necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          My opinions are subject to the following assumptions and qualifications:

          (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

          (ii) I have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such agreement (other than the Adviser) enforceable against such other party or parties in accordance with its terms;

          (iii) I express no opinion as to the effect on the opinions expressed herein of (A) the compliance or non-compliance of any party (other than the Adviser) to the Transaction Documents with any state, federal or other laws or regulations applicable to them or (B) the legal or regulatory status or the nature of the business of any of them;

          (iv) I express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

          (v) I express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Documents or any transactions contemplated thereby;

          (vi) I express no opinion as to the applicability or effect of any preference or similar law on the Transaction Documents or any transaction contemplated thereby;

          (vii) I note that under applicable law, for various reasons, including the public policy of the applicable jurisdiction, certain claims may not be found to be legally arbitrable.

                  Accordingly, for purposes of this opinion, I have assumed (A) that any claim sought to be arbitrated does not involve either
                  (x) a matter of statutory interpretation or (y) a matter of public policy or illegality, which would preclude the arbitrability of such claim, and (B) that the public policy of the applicable jurisdiction is to favor compelling the parties to arbitrate, provided that based upon the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. and its interpretation in Allied Bruce Terminix Companies, Inc. v. Dobson, 115 S. Ct. 834 (1995), such assumption is not being made with respect to any agreement to arbitrate sought to be enforced in a federal court or in the courts of the State of New York. I have based my opinion upon an assessment of legal authorities which would be applicable to judicial proceedings, and I call to your attention the existence of differences between arbitral and judicial processes; and

          (viii) I express no opinion as to any provision with respect to the enforceability of the choice of law of the parties.

          This opinion is being furnished only to you in connection with the Purchase Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any other purpose without my prior written consent in each instance.

                                                                     Exhibit B-2

                   FORM OF OPINION OF INVESTMENT SUB-ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                            [INSERT OLD MUTUAL FORM]

                                                                       Exhibit C

                        FORM OF OPINION OF UNDERWRITER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

          We have acted as your counsel in connection with the purchase by you
of [      ] Shares of Auction Market Preferred Shares of beneficial interest,
Series [ ], [      ] Shares of Auction Market Preferred Shares of beneficial
interest, Series [ ], [      ] Shares of Auction Market Preferred Shares of
beneficial interest, Series [ ], [      ] Shares of Auction Market Preferred
Shares of beneficial interest, Series [ ], and [     ] Shares of Auction Market
Preferred Shares of beneficial interest, Series [ ], each with a liquidation preference of $[25,000] per share (the "AMPS"), of TS&W/Claymore Tax-Advantaged Balanced Fund, a Delaware statutory trust (the "Trust"), pursuant to a Purchase Agreement, dated [ ], 2004, by and among the Trust, Claymore Advisors, LLC (the "Investment Adviser"), Thompson, Siegel & Walmsley, Inc. (the "Investment Sub-Adviser") and the Underwriters (the "Purchase Agreement"). This opinion is given pursuant to Section 5(c) of the Purchase Agreement. Except as otherwise indicated, capitalized terms used in this letter have the meanings given to them in the Purchase Agreement.

          In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the
Purchase Agreement, the Trust's Registration Statement (File Nos. 333-[      ]
and 811-21515) on Form N-2, as filed with the Commission on February 2, 2004, as amended by Pre-Effective Amendment No. 1, as filed with the Commission on
[      ], 2004 (the "Registration Statement"), the final Prospectus and
Statement of Additional Information of the Trust, as filed with the Commission
on [      ], 2004 pursuant to Rule 497(h) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, the notification of registration of the Trust on Form N-8A, as filed with the Commission on October 23, 2003 under the Investment Company Act of 1940, as amended (the "1940 Act"), and certain resolutions of the Board of Trustees of the Trust, certified by an officer of the Trust on the date hereof as being complete, accurate and in effect, relating to the authorization of the Purchase Agreement and other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate, trust, and partnership records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, and the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

          We have relied, as to all matters of fact, upon certificates and written statements (including the representations made in the Purchase Agreement) of officers, trustees and employees of, and accountants for, the Trust and the due performance by the parties of their respective obligations set forth in the Purchase Agreement.

          When an opinion set forth below refers "to our knowledge," and similar expressions as used herein, it is limited to the actual knowledge of the attorneys of this firm involved in the representation of you and, except as set forth herein, without any special or independent investigation undertaken for purposes of this opinion.

          Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that:

(i) The Trust is in good standing and has a legal existence as a statutory trust under the Delaware Statutory Trust Act;

(ii) The Trust has the necessary power and authority under the Delaware Statutory Trust Act as a statutory trust to execute, deliver and perform all of its obligations under the Purchase Agreement, the Management Agreement, the Sub-Advisory Agreement, the Custodian Agreement, the Administration Agreement, the Fund Accounting Agreement, the Subscription Agreement, the Transfer Agency Agreement, the Auction Agency Agreement, and the Broker-Dealer Agreement (collectively, the "Transaction Documents"). The execution and delivery by the Trust of the Purchase Agreement and the Transaction Documents and the consummation by the Trust of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Trust under the Delaware Statutory Trust Act. Each of the Purchase Agreement and the Transaction Documents has been duly executed and delivered by the Trust under the applicable laws of the State of Delaware;

(iii) The AMPS have been duly authorized by all necessary action of the Trust under the Delaware Statutory Trust Act and, when issued to and paid for by the Underwriters pursuant to the Purchase Agreement, will be validly issued, fully paid and non-assessable (except as provided in the last sentence of Section 3.8 of the Declaration) representing undivided beneficial ownership interests in the assets of the Trust;

(iv) No holders of outstanding Common Shares are entitled as such to any preemptive or other rights to subscribe for any AMPS under any agreements or instruments identified to us in the officer's certificate of the Trust and the Investment Adviser as all the agreements and instruments which are material to the business or financial condition of the Trust, under the Declaration or By-Laws or under the Delaware Statutory Trust Act;

(v)     The Purchase Agreement and Auction Agency Agreement, dated as of [    ],
        2004 among the Trust, the Investment Adviser and the Investment Sub-Adviser, have been duly authorized, executed and delivered by the Trust. Assuming due authorization, execution and delivery by the other parties thereto, the Management Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Trust enforceable in accordance with their terms (except we express no opinion as to the reasonableness or fairness of compensation paid under such agreements), subject as to enforcement to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(vi) The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission;

(vii) The Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the Securities Act, the 1940 Act and the Rules and Regulations; and

(viii) The statements set forth under the heading "Description of the AMPS", "The Auction" and "Description of Common Shares" in the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act, the Common Shares or the Declaration, fairly summarize such provisions in all material respects.

          In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of Ernst & Young LLP, the independent accountants who examined the financial statements of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary to enable us to give the opinion with respect to the Trust in paragraph (viii) above, on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we do not express any belief), at the time the Prospectus was issued, or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          To the extent that any opinions stated herein relate to the laws of the State of Delaware, with your permission, we have relied upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the date hereof, a copy of which has been delivered to you. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those set forth herein.

          This opinion is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.